UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2007
NAVISITE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27597 (Commission File No.)	52-2137343 (IRS Employer Identification No.)

400 Minuteman Road Andover, Massachusetts (Address of principal executive offices)	01810 (Zip Code)
(978) 682-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
On February 1, 2007, NaviSite, Inc. (the “Company”) issued 28,125 shares of common stock to SPCP Group, L.L.C. and 9,375 shares of common stock to SPCP Group III LLC upon their election to partially exercise warrants held by each entity (the “Warrants”). The Company previously issued 187,500 shares of common stock to SPCP Group, L.L.C. and 62,500 shares of common stock to SPCP Group III LLC on January 24, 2007 pursuant to a partial exercise of the Warrants. The total number of shares issued pursuant to the Warrants from both exercises equals less than 1% of the Company’s issued and outstanding common stock. The exercise price of the Warrants was $0.01 per share for a total of $2,875, which has been received by the Company. The Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), as a sale by the Company not involving a public offering. No underwriters were involved with the issuance of the shares issuable upon exercise of the Warrants.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NaviSite, Inc.
Date: February 5, 2007	By:	/s/ James W. Pluntze
James W. Pluntze
Chief Financial Officer